As filed with the Securities and Exchange Commission on November 23, 2001
                                                            Registration No.
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                    FORM F-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            -----------------------

                        THE ROYAL BANK OF SCOTLAND GROUP
                             PUBLIC LIMITED COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

            Scotland                                      None
        (Jurisdiction of                            (I.R.S. Employer
         incorporation)                           Identification Number)

                              42 St Andrew Square
                               Edinburgh EH2 2YE
                                 United Kingdom
                              011-44-131-556-8555
   (Address and telephone number of Registrant's principal executive offices)

                            -----------------------

                             CT Corporation System
                               111 Eighth Avenue
                               New York, NY 10011
                                  212-894-8940
           (Name, address and telephone number of agent for service)

                  Please send copies of all communications to:

      Margaret E. Tahyar, Esq.                Christopher B. Mead, Esq.
        DAVIS POLK & WARDWELL                 SIDLEY AUSTIN BROWN & WOOD
          99 Gresham Street                        7 Princes Court
           London EC2V 7NG                          Princes Street
               England                             London EC2R 8AQ
                                                       England

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

                          ---------------------------

                                            CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
                                                               Proposed Maximum      Proposed Maximum
         Title of Each Class              Amount to be          Offering Price       Aggregate Offering         Amount of
    of Securities to be Registered         Registered             Per Unit(1)            Price (1)           Registration Fee
------------------------------------------------------------------------------------------------------------------------------
Debt Securities
Dollar Preference Shares(2)..........  $8,000,000,000(3)             100%             $8,000,000,000           $2,000,000
------------------------------------------------------------------------------------------------------------------------------

                                                       (Footnotes on next page)

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2) American Depositary Shares evidenced by American Depositary Receipts issuable upon deposit of the Dollar Preference Shares registered hereby have been registered under a separate Registration Statement on Form F-6.

(3) Not specified as to each class of securities to be registered pursuant to General Instruction II.C of Form F-3. In no event will the aggregate initial public offering price of the Debt Securities and Dollar Preference Shares issued under this Registration Statement exceed $8,000,000,000 or, if any Debt Securities are issued (i) at an original issue discount, such greater amount as shall result in aggregate net proceeds not in excess of $8,000,000,000 to the Registrant or (ii) with a principal amount denominated in a foreign currency or composite currency, such amount as shall result in an aggregate initial offering price equivalent to a maximum of $8,000,000,000 at the time of initial offering.


===============================================================================

PROSPECTUS


THE ROYAL BANK OF SCOTLAND GROUP plc




   By this prospectus we may offer -

       DEBT SECURITIES
       DOLLAR PREFERENCE SHARES



       up to an aggregate initial offering price of $8,000,000,000 or the equivalent thereof.




                              We will provide the
                            specific terms of these
                           securities in supplements
                            to this prospectus. You
                          should read this prospectus
                              and the supplements
                          carefully before you invest.




       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

       This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.




               The date of this prospectus is            , 2001.

                            -----------------------
                               TABLE OF CONTENTS
                            -----------------------

                                                                           Page
                                                                           ----
About this Prospectus........................................................1
Use of Proceeds..............................................................1
Description of Debt Securities...............................................2
Description of Dollar Preference Shares.....................................13
Description of American Depositary Receipts.................................21
Plan of Distribution........................................................26
Legal Opinions..............................................................27
Experts.....................................................................27
Expenses of the Issue.......................................................27
Enforcement of Civil Liabilities............................................27
Where You Can Find More Information.........................................28
Incorporation of Documents by Reference.....................................28
Glossary....................................................................29

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration or continuous offering process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $8,000,000,000 or the equivalent thereof in one or more foreign currencies or currency units.

     This prospectus provides you with a general description of the debt securities and dollar preference shares we may offer, which we will refer to collectively as the "securities". Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement will provide information regarding certain tax consequences of the purchase, ownership and disposition of the offered securities. The prospectus supplement may also add to, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. We will file each prospectus supplement with the Securities and Exchange Commission. You should read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information".

     The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the US Securities and Exchange Commission ("SEC") offices mentioned under the heading "Where You Can Find More Information".

                            -----------------------

                                   THE GROUP

     The Royal Bank of Scotland Group plc is a public limited company incorporated in Great Britain and registered in Scotland. Our group is a diversified financial services group engaged in a wide range of banking, financial and finance-related activities in the United Kingdom and internationally. The group's operations are principally centered in the UK.

     The Royal Bank of Scotland Group plc has two principal operating subsidiaries, The Royal Bank of Scotland plc and National Westminster Bank Plc, each of which controls, directs and promotes the operations of our various subsidiary companies. Our registered office is 36 St Andrew Square, Edinburgh, Scotland EH2 2YB and our principal place of business is 42 St Andrew Square, Edinburgh, Scotland EH2 2YE, telephone +44 131 556 8555.

Certain Terms

     As used in this prospectus, the terms "we" and "us" refer to The Royal Bank of Scotland Group plc, the term "group" or "RBSG" means The Royal Bank of Scotland Group plc and its consolidated subsidiaries and associates, and the term the "bank" means The Royal Bank of Scotland plc. The term "RBS" refers to the group excluding National Westminster Bank Plc, which we refer to as "NatWest".

     We publish our consolidated financial statements in pounds sterling ("(pound)" or "sterling"). In this prospectus and any prospectus supplement, references to "dollars" and "$" are to United States dollars.

                            -----------------------

                                USE OF PROCEEDS

     Unless we have disclosed a specific plan in the accompanying prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus in the general business of our group and to strengthen further our group's capital base. The group has raised capital in various markets from time to time and we expect to continue to raise capital in appropriate markets as and when required.

                         DESCRIPTION OF DEBT SECURITIES

     The following is a summary of the general terms of the debt securities. Each time that we issue debt securities, we will file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement may contain additional terms of those debt securities. The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the debt securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here. You should also read the indentures under which we will issue the debt securities, which we have filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

     All of these debt securities of any series will be our subordinated obligations. Debt securities that have no stated maturity will be issued under a capital securities indenture. Other debt securities will be issued under a subordinated debt indenture. The Bank of New York is trustee under both indentures.

General

     The debt securities are not deposits and are not insured by the United States Federal Deposit Insurance Corporation or any other government agency of the United States or the United Kingdom.

     The indentures do not limit the amount of debt securities that we may issue. We may issue debt securities in one or more series. The relevant prospectus supplement for any particular series of debt securities will describe the terms of the offered debt securities, including some or all of the following terms:

     o    whether they are capital securities or subordinated debt securities;

     o their specific designation, authorized denomination and aggregate principal amount;

     o    the price or prices at which they will be issued;

     o the annual interest rate or rates, or how to calculate the interest rate or rates;

     o the date or dates from which interest, if any, will accrue or the method, if any, by which such date or dates will be determined;

     o    the times and places at which any interest payments are payable;

     o    any date of maturity;

     o the terms of any mandatory or optional redemption, including the amount of any premium;

     o any modifications or additions to the events of defaults with respect to the debt securities offered;

     o any provisions relating to conversion or exchange for other securities issued by us;

     o the currency or currencies in which they are denominated and in which we will make any payments;

     o any index used to determine the amount of any payments on the debt securities;

     o any restrictions that apply to the offer, sale and delivery of the debt securities and the exchange of debt securities of one form for debt securities of another form;

     o whether and under what circumstances, if other than those described in this prospectus, we will pay additional amounts on the debt securities following certain developments with respect to withholding tax or information reporting laws and whether, and on what terms, if other than those described in this prospectus, we may redeem the debt securities following those developments;

     o    the terms of any mandatory or optional exchange; and

     o    any listing on a securities exchange.

     In addition, the prospectus supplement will describe the material US federal and UK tax considerations that apply to any particular series of debt securities.

     Debt securities may bear interest at a fixed rate or a floating rate. We will sell any subordinated debt securities that bear no interest, or that bear interest at a rate that at the time of issuance is below the prevailing market rate, at a discount to their stated principal amount. We will describe special US federal income tax considerations that apply to those "discount securities" or to certain other debt securities issued at par that are treated as having been issued at a discount for US federal income tax purposes in the relevant prospectus supplement.

     Holders of debt securities shall have no voting rights except those described under "Modification and Waiver" below.

Form of Debt Securities; Book-Entry System

   General

     Unless the relevant prospectus supplement states otherwise, the debt securities shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositary, including, without limitation, The Depository Trust & Clearing Corporation ("DTC"), Euroclear Bank S.A./N.V. ("Euroclear Bank"), as operator of the Euroclear System ("Euroclear") and/or Clearstream Banking S.A. ("Clearstream"), and will be registered in the name of such depositary or its nominee. Unless and until the debt securities are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

     The debt securities may be accepted for clearance by DTC, Euroclear and Clearstream. Unless the relevant prospectus supplement states otherwise, the initial distribution of the debt securities will be cleared through DTC only. In such event, beneficial interests in the global debt securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream.

     The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

     So long as the depositary, or its nominee, is the holder of a global debt security, the depositary or its nominee will be considered the sole holder of such global debt security for all purposes under the indentures. Except as described below under "--Issuance of Definitive Securities", no participant, indirect participant or other person will be entitled to have debt securities registered in its name, receive or be entitled to receive physical delivery of debt securities in definitive form or be considered the owner or holder of the debt securities under the indentures. Each person having an ownership or other interest in debt securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the indentures or the debt securities.

   Payments on the Global Debt Security

     Payments of any amounts in respect of any global securities will be made by the trustee to the depositary. Payments will be made to beneficial owners of debt securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. Neither we nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

   The Clearing Systems

     DTC, Euroclear and Clearstream have advised us as follows:

     DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, including parties that may act as underwriters, dealers or agents with respect to the securities, banks, trust companies, clearing corporations and certain other organizations, some of which, along with certain of their representatives and others, own DTC. Access to the DTC book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Euroclear. Euroclear Bank holds securities for its participants and clears and settles transactions between its participants through simultaneous electronic book-entry delivery against payment. Euroclear Bank provides various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and interfaces with domestic markets in several countries. Securities clearance accounts and cash accounts with Euroclear Bank are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

     Clearstream. Clearstream is incorporated under the laws of The Grand Duchy of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries.

   Issuance of Definitive Securities

     So long as the depositary holds the global securities of a particular series, such global securities will not be exchangeable for definitive securities of that series unless:

     o the depositary notifies the trustee that it is unwilling or unable to continue to act as depositary for the securities and the trustee does not appoint a successor to the depositary within 120 days;

     o we are wound up and we fail to make a payment on the debt securities when due; or

     o at any time we determine in our sole discretion that the global securities of a particular series should be exchanged for definitive debt securities of that series in registered form.

     Each person having an ownership or other interest in a debt security must rely exclusively on the rules or procedures of the depositary as the case may be, and any agreement with any direct or indirect participant of the depositary, including Euroclear or Clearstream and their participants, as applicable, or any other securities intermediary through which that person holds its interest to receive or direct the delivery of possession of any definitive security.

     Definitive debt securities will be issued in registered form only. To the extent permitted by law, we, the trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

     Payments in respect of each series of definitive securities will be made to the person in whose name the definitive securities are registered as it appears in the register for that series. Payments will be made in respect of the debt securities by check drawn on a bank in New York or, if the holder requests, by transfer to the holder's account in New York. Definitive securities should be presented to the paying agent for redemption.

     If we issue definitive debt securities of a particular series in exchange for a particular global debt security, the depositary, as holder of that global debt security, will surrender it against receipt of the definitive debt securities, cancel the book-entry debt securities of that series, and distribute the definitive debt securities of that series to the persons and in the amounts that the depositary specifies.

     If definitive securities are issued in the limited circumstances described above, those securities may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of a paying agent. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three business days after the paying agent receives the certificate. The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent. The new certificate representing the securities that were transferred will be sent to the transferee within three business days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the securities represented by the certificate, to the address specified in the form of transfer.

   Settlement

     Initial settlement for each series of debt securities and settlement of any secondary market trades in the debt securities will be made in same-day funds. Book-entry debt securities held through DTC will settle in DTC's Same-Day Funds Settlement System.

Payments

     We will make any payments of interest and, in the case of subordinated debt securities, principal, on any particular series of debt securities on the dates and, in the case of payments of interest, at the rate or rates, that we set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement.

     Subordinated Debt Securities. Unless the relevant prospectus supplement provides otherwise, if we do not make a payment on that series of subordinated debt securities on any payment date, our obligation to make that payment shall be deferred, if it is an interest payment, until the date upon which we pay a dividend on any class of our share capital and, if it is a principal payment, until the first business day after the date that falls six months after the original payment date (a "Deferred Payment Date"). If we fail to make a payment before the Deferred Payment Date, that failure shall not create a default or otherwise allow any holder to sue us for the payment or take any other action. Each payment that is deferred in this way will accrue interest at the rate prevailing in accordance with the terms of the series of debt securities immediately before the original payment date. Any payment deferred in this way shall not be treated as due for any purpose, including for the purposes of ascertaining whether or not a Subordinated Debt Security Default has occurred, until the Deferred Payment Date.

     Capital Securities. We are not required to make payments on any series of capital securities on any payment date and if we fail to make a payment, that shall not create a default. Any payment that we do not make in respect of any series of capital securities on any applicable payment date, together with any other unpaid payments, so long as they remain unpaid, shall be "Missed Payments" and will accumulate until paid. Missed Payments will not bear interest.

     We may choose to pay any Missed Payments in whole or in part at any time on not less than 14 days' notice to the trustee, but all Missed Payments on all capital securities of a particular series outstanding at the time shall become due and payable in full upon the occurrence of an "Event of Default" or, subject to the "solvency condition", a "Capital Security Default". These terms are defined below under "-- Events of Default and Defaults; Limitation of Remedies". If we give notice that we intend to pay all or part of the Missed Payments on the capital securities of any series, we shall be obliged, subject to the solvency condition, to do so at the time specified in our notice.

     Except in a winding-up, all payments on the capital securities of any series will be conditional upon our being solvent at the time of payment, and we will not make any payment unless we will still be solvent immediately afterwards. This is called the "solvency condition". For this purpose, we shall be solvent if we are able to pay our debts as they fall due and our total non-consolidated assets exceed our total non-consolidated liabilities, excluding liabilities that do not constitute "Senior Claims" (as defined under "-- Subordination" below) except in the case of the optional redemption or repurchase of any capital securities. A report as to our solvency by a director or, in certain circumstances, our auditors shall, unless there is a manifest error, be treated and accepted by us, the trustee and any holder of capital securities as correct and sufficient evidence of solvency or insolvency. If we fail to make any payment as a result of failure to satisfy the solvency condition, that payment will constitute a Missed Payment and will accumulate with any other Missed Payments until paid. In a winding-up, the amount payable on capital securities of any series will be determined in accordance with the capital security subordination provisions described under "-- Subordination" below.

     You should note that if we are unable to make any payment on the capital securities of any series because we are not able to satisfy the solvency condition, the amount of any payment which we would otherwise make will be available to meet our losses.

Subordination

     Subordinated Debt Securities. Unless the relevant prospectus supplement provides otherwise, in a winding-up, all payments on any series of subordinated debt securities will be subordinate to, and subject in right of payment to the prior payment in full of, all claims of all of our creditors other than claims in respect of any liability that is, or is expressed to be, subordinated, whether only in the event of a winding-up or otherwise, to the claims of all or any of our creditors, in the manner provided in the subordinated debt indenture.

     Capital Securities. Unless the relevant prospectus supplement provides otherwise, in a winding-up, the principal amount of, and payments and any Missed Payments on, any series of capital securities will be subordinate to, and subject in right of payment to the prior payment in full of, all Senior Claims. The following are "Senior Claims" in respect of any series of capital securities:

     o all claims of our unsubordinated creditors admitted in the winding-up;

     o all claims of our creditors in respect of liabilities that are, or are expressed to be, subordinated, whether only in the event of a winding-up or otherwise, to the claims of our unsubordinated creditors but not further or otherwise; and

     o all other claims except those that rank, or are expressed to rank, equally with or junior to the claims of any holder of capital securities of any series.

     Additional senior claims, if any, may be set forth in the accompanying prospectus supplement.

     If at any time an order is made or a shareholders' resolution is passed for a winding-up, any amounts that would have been payable in respect of the capital securities of any series if, on and after the day immediately before the winding-up began, any holder of those capital securities had been the holder of preference shares in our capital with a preferential right to a return of assets in the winding-up over the holders of all other issued shares, including all classes of our preference shares, will be payable on those capital securities. These amounts will be calculated assuming that such preference shares were entitled, to the exclusion of all other rights or privileges, to receive as a return of capital an amount equal to the principal amount of the capital securities of the series then outstanding, together with all payments accrued to the date of repayment at the rate provided for in those capital securities and any Missed Payments. Accordingly, no amount will be payable in a winding-up on any series of capital securities until all Senior Claims admitted in the winding-up have been paid in full.

     General. As a consequence of these subordination provisions, if winding-up proceedings should occur, each holder may recover less ratably than the holders of our unsubordinated liabilities and, in the case of the holders of capital securities, the holders of certain of our subordinated liabilities, including the holders of subordinated debt securities. If, in any winding-up, the amount payable on any series of debt securities and any claims ranking equally with that series are not paid in full, those debt securities and other claims ranking equally will share ratably in any distribution of our assets in a winding-up in proportion to the respective amounts to which they are entitled. If any holder is entitled to any recovery with respect to the debt securities in any winding-up or liquidation, the holder might not be entitled in those proceedings to a recovery in US dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the UK.

     In addition, because we are a holding company, our rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, including, in the case of our bank subsidiaries, their depositors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

Additional Amounts

     Unless the relevant prospectus supplement provides otherwise, we will pay any amounts to be paid by us on any series of debt securities without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by or on behalf of the UK or any UK political subdivision or authority that has the power to tax (a "taxing jurisdiction"), unless such deduction or withholding is required by law. If at any time a UK taxing jurisdiction requires us to make such deduction or withholding, we will pay additional amounts with respect to the principal of, and payments and Missed Payments on, the debt securities ("Additional Amounts") that are necessary in order that the net amounts paid to the holders of those debt securities, after the deduction or withholding, shall equal the amounts of principal and any payments and Missed Payments which would have been payable on that series of debt securities if the deduction or withholding had not been required. However, this will not apply to any tax that would not have been payable or due but for the fact that:

     o the holder or the beneficial owner of the debt securities is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a UK taxing jurisdiction or otherwise having some connection with the UK taxing jurisdiction other than the holding or ownership of a debt security, or the collection of any payment of, or in respect of, principal of, or any payments or Missed Payments on, any debt security of the relevant series;

     o except in the case of a winding-up in the UK, the relevant debt security is presented (where presentation is required) for payment in the UK;

     o the relevant debt security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting (where presentation is required) the debt security for payment at the close of that 30 day period;

     o the holder or the beneficial owner of the relevant debt security or the beneficial owner of any payment of or in respect of principal of, or any payments or Missed Payments on, the debt security failed to comply with a request by us or our liquidator or other authorized person addressed to the holder to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or to make any declaration or other similar claim to satisfy any information requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of a UK taxing jurisdiction as a precondition to exemption from all or part of the tax;

     o the withholding or deduction is imposed on a payment to or for the benefit of an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the proposal for a European Union Directive presented by the European Union Commission on July 18, 2001 or any law implementing or complying with, or introduced in order to conform to, such directive;

     o the relevant debt security is presented (where presentation is required) for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting (where presentation is required) the relevant debt security to another paying agent in a Member State of the European Union; or

    o     any combination of the above items;

nor shall Additional Amounts be paid with respect to the principal of, and payments and Missed Payments on, the debt securities to any holder who is a fiduciary or partnership or settlor with respect to such fiduciary or a member of such partnership other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder.

     Whenever we refer in this prospectus and any prospectus supplement, in any context, to the payment of the principal of or any payments, or any Missed Payments on, or in respect of, any debt security of any series, we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

Redemption

     Unless the relevant prospectus supplement provides otherwise and, in the case of capital securities, if the solvency condition is satisfied, we will have the option to redeem the debt securities of any series as a whole upon not less than 30 nor more than 60 days' notice, on any payment date, at a redemption price equal to 100% of their principal amount together with any accrued but unpaid payments of interest, and all Missed Payments in the case of Capital Securities, to the redemption date, or, in the case of discount securities, their accreted face amount, together with any accrued interest, if any of the following events occurs:

     o we determine that as a result of a change in or amendment to the laws or regulations of a UK taxing jurisdiction, including any treaty to which it is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date of the applicable prospectus supplement:

          o in making any payments or Missed Payments on the particular series of debt securities, we have paid or will or would on the next payment date be required to pay Additional Amounts;

          o payments, including Missed Payments, on the next payment date in respect of any of the series of debt securities would be treated as "distributions" within the meaning of Section 209 of the Income and Corporation Taxes Act 1988 of the UK, or any statutory modification or re-enactment of the Act; or

          o on the next payment date we would not be entitled to claim a deduction in respect of the payments in computing our UK taxation liabilities, or the value of the deduction to us would be materially reduced.

     In each case we shall be required, before we give a notice of redemption, to deliver to the trustee a written legal opinion of independent UK counsel of recognized standing, selected by us, in a form satisfactory to the trustee confirming that we are entitled to exercise our right of redemption.

     The relevant prospectus supplement will specify whether or not we may redeem the debt securities of any series, in whole or in part, at our option, in any other circumstances and, if so, the prices and any premium at which and the dates on which we may do so. In the case of capital securities, redemption will only be allowed if the solvency condition is satisfied. Any notice of redemption of debt securities of any series will state, among other items:

     o    the redemption date;

     o the amount of debt securities to be redeemed if less than all of the series is to be redeemed;

     o    the redemption price;

     o that the redemption price will, subject to the solvency condition, become due and payable on the redemption date and that payments will cease to accrue on such date; and

     o the place or places at which each holder may obtain payment of the redemption price.

     In the case of a partial redemption, the trustee shall select the debt securities to be redeemed in any manner which it deems fair and appropriate.

     We or any of our subsidiaries may at any time and from time to time purchase debt securities of any series in the open market or by tender (available to each holder of debt securities of the relevant series) or by private agreement, if applicable law allows and if, in the case of capital securities, the solvency condition is satisfied. Any debt securities of any series that we purchase beneficially for our own account, other than in connection with dealing in securities, will be treated as cancelled and will no longer be issued and outstanding.

     Under existing UK Financial Services Authority requirements, we may not make any redemption or repurchase of any debt securities beneficially for our own account, other than a repurchase in connection with dealing in securities, unless the Financial Services Authority consents in advance. The Financial Services Authority may impose conditions on any redemption or repurchase.

Modification and Waiver

     We and the trustee may make certain modifications and amendments of the applicable indenture with respect to any series of debt securities without the consent of the holders of the debt securities. We may make other modifications and amendments with the consent of the holder or holders of not less than 662/3% in aggregate principal amount of the debt securities of the series outstanding under the indenture that are affected by the modification or amendment, voting as one class. However, we may not make any modification or amendment without the consent of the holder of each debt security affected that would:

     o change the stated maturity of the principal amount of any subordinated debt security or the terms of any capital security to include a stated maturity date;

     o reduce the principal amount of or the payments or any Missed Payments with respect to any debt security;

     o    change our obligation (or our successor's) to pay Additional Amounts;

     o    change the currency of payment;

     o impair the right to institute suit for the enforcement of any payment due and payable;

     o reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture and any past Event of Default, Subordinated Debt Security Default or Capital Security Default;

     o modify the subordination provisions or the terms of our obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities in a manner adverse to the holders; or

     o    modify the above requirements.

     In addition, material variations in the terms and conditions of debt securities of any series, including modifications relating to subordination, redemption, Events of Default, Subordinated Debt Security Defaults, Capital Security Defaults or Capital Security Payment Events, may require the consent of the UK Financial Services Authority.

Events of Default and Defaults; Limitation of Remedies

     Events of Default. Unless the relevant prospectus supplement provides otherwise, if (i) a court of competent jurisdiction makes an order which is not successfully appealed within 30 days or (ii) an effective shareholders' resolution is validly adopted, for our winding-up, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency, that order or resolution will constitute an "Event of Default" with respect to the debt securities of each series. If an Event of Default occurs and is continuing, the trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding debt securities of each series may declare the principal amount of, any accrued but unpaid payments (or, in the case of discount securities, the accreted face amount, together with any accrued interest), and any Missed Payments, on the debt securities of the series to be due and payable immediately in accordance with the terms of the indenture. However, after this declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding debt securities of the series may rescind the declaration of acceleration and its consequences, but only if all Events of Default have been remedied and all payments due, other than those due as a result of acceleration, have been made.

     Subordinated Debt Security Defaults. Unless the relevant prospectus supplement provides otherwise, it shall be a "Subordinated Debt Security Default" with respect to any series of subordinated debt securities if:

     o any installment of interest upon any subordinated debt security of that series is not paid on or before its Deferred Payment Date and such failure continues for 14 days; or

     o all or any part of the principal of any subordinated debt security of that series is not paid on its Deferred Payment Date, or when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for 7 days.

     If a Subordinated Debt Security Default occurs and is continuing, the trustee may pursue all legal remedies available to it, including commencing a proceeding for our winding-up in England or Scotland (but not elsewhere), but the trustee may not declare the principal amount of any outstanding subordinated debt security due and payable. However, failure to make any payment on a series of subordinated debt securities shall not be a Subordinated Debt Security Default if it is withheld or refused in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction, or if there is doubt as to the validity or applicability of any law, regulation or order, in accordance with advice given at any time before the expiry of the applicable 14-day or 7-day period by independent legal advisers acceptable to the trustee. In the second case, the trustee may require us to take action (including proceedings for a court declaration) to resolve the doubt, if counsel advises it that such action is appropriate and reasonable in the circumstances, in which case we shall immediately take and expeditiously proceed with the action and shall be bound by any final resolution of the doubt. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then the payment shall become due and payable on the expiration of the applicable 14-day or 7-day period after the trustee gives written notice to us informing us of such determination.

     By accepting a subordinated debt security, each holder and the trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the subordinated debt securities or the applicable indenture (or between our obligations under or in respect of any subordinated debt security and any liability owed by a holder or the trustee to us) that they might otherwise have against us.

     Capital Security Defaults. Unless the relevant prospectus supplement provides otherwise, it shall be a "Capital Security Default" with respect to any series of capital securities if:

     o we fail to pay or to set aside a sum to provide for payment of any Missed Payments on or prior to the date upon which a dividend is paid on any class of our share capital, or we make a redemption or repurchase of any other capital securities of the same series other than a repurchase in connection with dealing in securities, and such failure continues for 30 days; or

     o we fail to pay or to set aside a sum to provide for payment of the principal amount, any accrued but unpaid payments and any Missed Payments on the date fixed for redemption of the capital security and such failure continues for 7 days.

     If any Capital Security Default shall occur and is continuing, the trustee may pursue all legal remedies available to it, including commencing a judicial proceeding for the collection of the sums due and unpaid or a proceeding for our winding-up in England or Scotland (but not elsewhere), but the trustee may not declare the principal amount of any outstanding capital security to be due and payable. If we fail to make payment as described above and the solvency condition is not satisfied at the end of the 30-day or 7-day period following that failure, it shall not create a Capital Security Default but instead shall create a "Capital Security Payment Event". On a Capital Security Payment Event, the trustee may institute proceedings in England or Scotland (but not elsewhere) for our winding-up but may not pursue any other legal remedy, including a judicial proceeding for the collection of the sums due and unpaid.

     By accepting a capital security, each holder and the trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the capital securities or the applicable indenture (or between our obligations under or in respect of any capital securities and any liability owed by a holder or the trustee to us) that they might otherwise have against us.

     General. The holder or holders of not less than a majority in aggregate principal amount of the debt securities of any series may waive any past Event of Default, Subordinated Debt Security Default, Capital Security Default or Capital Security Payment Event with respect to the series, except an Event of Default, Subordinated Debt Security Default or Capital Security Default in respect of the payment of principal of or payments or Missed Payments on, any debt security or a covenant or provision of the applicable indenture which cannot be modified or amended without the consent of each holder of debt securities of such series.

     Subject to the provisions of the applicable indenture relating to the duties of the trustee, if an Event of Default, Subordinated Debt Security Default, Capital Security Default or Capital Security Payment Event occurs and is continuing with respect to the debt securities of any series, the trustee will be under no obligation to any holder or holders of the debt securities of the series, unless they have offered reasonable indemnity to the trustee. Subject to the indenture provisions for the indemnification of the trustee, the holder or holders of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series, if the direction is not in conflict with any rule of law or with the applicable indenture and the trustee does not determine that the action would be unjustly prejudicial to the holder or holders of any debt securities of any series not taking part in that direction. The trustee may take any other action that it deems proper which is not inconsistent with that direction.

     The indentures provide that the trustee will, within 90 days after the occurrence of an Event of Default, Subordinated Debt Security Default, Capital Security Default or Capital Security Payment Event with respect to the debt securities of any series, give to each holder of the debt securities of the affected series notice of the Event of Default, Subordinated Debt Security Default, Capital Security Default, or Capital Security Payment Event known to it, unless the Event of Default, Subordinated Debt Security Default, Capital Security Default or Capital Security

Payment Event has been cured or waived. However, the trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

     We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the indenture.

Consolidation, Merger and Sale of Assets; Assumption

     We may, without the consent of the holders of any of the debt securities, consolidate with, merge into or transfer or lease our assets substantially as an entirety to, any person, provided that any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, is a company organized under the laws of any part of the United Kingdom that assumes our obligations on the debt securities and under the applicable indenture, and that certain other conditions are met.

     Subject to applicable law and regulation, any of our wholly-owned subsidiaries may assume our obligations under the debt securities of any series without the consent of any holder, provided that we unconditionally guarantee, on a subordinated basis in substantially the manner described under "-- Subordination" above, the obligations of the subsidiary under the debt securities of that series. If we do, all of our direct obligations under the debt securities of the series and the applicable indenture shall immediately be discharged. Any Additional Amounts under the debt securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the assuming subsidiary is incorporated, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of taxes imposed by any UK taxing jurisdiction, rather than taxes imposed by any UK taxing jurisdiction. However, if we make payment under the guarantee, we shall be required to pay Additional Amounts related to taxes, subject to the exceptions described in "-- Additional Amounts" above, imposed by any UK taxing jurisdiction by reason of the guarantee payment. The subsidiary that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described in "-- Redemption" above with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the assuming subsidiary's jurisdiction of incorporation which occurs after the date of the assumption. However, the determination of whether the solvency condition has been satisfied shall continue to be made with reference to The Royal Bank of Scotland Group plc, unless applicable law requires otherwise.

     An assumption of our obligations under the debt securities of any series might be deemed for US federal income tax purposes to be an exchange of those debt securities for new debt securities by each beneficial owner, resulting in a recognition of taxable gain or loss for those purposes and possibly certain other adverse tax consequences. You should consult your tax advisor regarding the US federal, state and local income tax consequences of an assumption.

Governing Law

     The debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York, except that, as the indentures specify, the subordination provisions of each series of debt securities and the indentures will be governed by and construed in accordance with the laws of England.

Notices

     All notices to holders of registered debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.

The Trustee

     The Bank of New York is trustee under the indentures. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the trustee is under no obligation to exercise any of the powers vested in it by the indentures at the request of any holder of notes, unless offered reasonable indemnity by the holder against the costs, expense and liabilities which might be incurred thereby. We and certain of our subsidiaries maintain deposit accounts and conduct other banking transactions with The Bank of New York in the ordinary course of our business. The Bank of New York is also the book-entry depositary with respect to certain of our debt securities and the depositary with respect to the ADSs representing certain of our preference shares, and trustee with respect to certain of our exchangeable capital securities.

Consent to Service of Process

     Under the indentures, we irrevocably designate CT Corporation System as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any debt securities brought in any federal or state court in The City of New York, New York and we irrevocably submit to the jurisdiction of those courts.

                    DESCRIPTION OF DOLLAR PREFERENCE SHARES

     The following is a summary of the general terms of the dollar preference shares of any series. Each time that we issue dollar preference shares, we will file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement will designate the terms of the dollar preference shares of the particular series, which are set out in the resolutions establishing the series that our Board of Directors or an authorized committee adopt. These terms may be different from those summarized below, and if so the applicable prospectus supplement will state that, and the description of the dollar preference shares of that series contained in the prospectus supplement will apply. You should also read our Articles of Association, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. You should read the summary of the general terms of the ADR deposit agreement under which American Depositary Receipts evidencing American Depositary Shares that may represent dollar preference shares may be issued, under the heading "Description of American Depositary Receipts".

General

     Under our Articles of Association, our Board of Directors or a committee of the Board (the "committee") is authorized to provide for the issuance of dollar preference shares, in one or more series, with the dividend rights, liquidation value per share, redemption provisions, voting rights and other rights, preferences, privileges, limitations and restrictions that are set forth in resolutions providing for their issue adopted by the Board of Directors or the committee. The Board of Directors or the committee may only provide for the issuance of dollar preference shares of any series if a resolution of our shareholders has authorized the allotment of our shares.

     As of October 19, 2001, we have authorized, issued and outstanding the following non-equity shares:

                                                                     Non-equity shares at October 19, 2001
                                                          ------------------------------------------------------------
                                                                                                Aggregate liquidation
                                                          Number issued    Number authorized    preference outstanding
                                                          -------------    -----------------    ----------------------
Additional Value Shares of (pound) 0.01.................  2,660,556,304      2,700 million       (pound) 2.66 billion
Non-cumulative preference shares of US$0.01
   (liquidation preference $25 per share)
      Series B..........................................      8 million
      Series C..........................................     16 million
      Series D..........................................      7 million
      Series E..........................................      8 million
      Series F..........................................      8 million
      Series G..........................................     10 million
      Series H..........................................     12 million
      Series I..........................................     12 million
      Series J..........................................      9 million
      Series K..........................................     16 million
                                                           ------------
   Total................................................    106 million      238.5 million              $2.65 billion


                                       13


                                                                     Non-equity shares at October 19, 2001
                                                          ------------------------------------------------------------
                                                                                                Aggregate liquidation
                                                          Number issued    Number authorized    preference outstanding
                                                          -------------    -----------------    ----------------------
Non-cumulative convertible preference shares of US$0.01
   (liquidation preference $1,000 per share)
      Series 1..........................................      1 million
      Series 2..........................................    0.5 million
      Series 3..........................................    0.4 million
                                                          -------------
   Total................................................    1.9 million        3.9 million               $1.9 billion
Non-cumulative preference shares of (Euro) 0.01.........             --         66 million                         --
Non-cumulative convertible preferences shares of
   (Euro) 0.01 (liquidation preference (Euro) 1,000
   per share) Series 1..................................   0.75 million          3 million         (Euro) 750 million
Category II non-cumulative convertible preference
   shares of (pound) 0.25 (liquidation preference
   (pound) 1 per share).................................    600 million        900 million        (pound) 600 million
Non-cumulative convertible preference shares of
   (pound) 0.01 (liquidation preference (pound) 1,000
   per share) Series 1..................................    0.2 million        1.0 million        (pound) 200 million
Cumulative preference shares of (pound) 1...............    0.9 million        0.9 million        (pound) 1.23million*
Non-cumulative preference shares of (pound) 1...........             --        300 million                         --
Non-voting sterling deferred shares of (pound) 0.01.....             --     32,300 million                         --

-------------------
     *The cumulative preference shares of (pound)1 include 11% cumulative preference shares, having a liquidation preference of (pound)750,000 (including a liquidation premium of (pound)250,000) and 5 1/2% cumulative preference shares, having a liquidation preference of (pound)480,000 (including a liquidation premium of (pound)80,000).

     We have issued and outstanding 8,000,000 Exchangeable Capital Securities, Series A which we may choose to exchange, in whole or in part, into the exchange preference shares. The exchange preference shares issued on each exchange of Exchangeable Capital Securities, Series A will constitute a separate series of Category II non-cumulative dollar preference shares. We have also issued and have outstanding $1.2 billion capital securities entitled Perpetual Regulatory tier One securities (PROs). Upon any winding-up of the group, holders of PROs will rank equally with the holders of our existing preference shares (except for the unpaid cumulative dividends on any cumulative preference shares).

     The dollar preference shares of any series will have the dividend rights, rights upon liquidation, redemption provisions and voting rights described below, unless the relevant prospectus supplement provides otherwise. You should read the prospectus supplement for the specific terms of any series, including:

     o the number of shares offered, the number of shares offered in the form of ADSs and the number of dollar preference shares represented by each ADS;

     o    the public offering price of the series;

     o    the liquidation value per share of that series;

     o    the dividend rate, or the method of calculating it;

     o    the place where we will pay dividends;

     o    the dates on which dividends will be payable;

     o    voting rights;

     o the restrictions applicable to the sale and delivery of the dollar preference shares;

     o whether and under what circumstances we will pay additional amounts on the dollar preference shares in the event of certain developments with respect to withholding tax or information reporting laws;

     o    any redemption, conversion or exchange provisions;

     o    any listing on a securities exchange; and

     o any other rights, preferences, privileges, limitations and restrictions relating to the series.

     The prospectus supplement will also describe material US and UK tax considerations that apply to any particular series of dollar preference shares.

     The dollar preference shares of any series will rank junior as to dividends to the cumulative preference shares, equally as to dividends with other non-cumulative preference shares, the exchange preference shares of any series and the sterling preference shares, equally as to repayment of capital on a winding-up or liquidation with other non-cumulative preference shares, the exchange preference shares of any series, the sterling preference shares and the cumulative preference shares and, unless the resolutions of the Board of Directors or a committee establishing any series of dollar preference shares specify otherwise and the related prospectus supplement so states, will rank equally in all respects with the dollar preference shares of each other series and any other of our shares which are expressed to rank equally with them. The preferential rights to dividends of the holders of the cumulative preference shares are cumulative whereas the preferential rights to dividends of the holders of any series of dollar preference shares, any series of exchange preference shares, the euro preference shares, and any sterling preference shares will be or are non-cumulative. Holders of dollar preference shares will have no preemptive rights.

     The dollar preference shares will rank in priority to our additional value shares and our ordinary shares as regards the right to receive dividends and rights to repayment of capital if we are wound up or liquidated, whether or not voluntarily.

     There are no restrictions under our Articles of Association or under Scots law as currently in effect that limit the right of non-resident or foreign owners, as such, to acquire dollar preference shares of any series freely or, when entitled to vote dollar preference shares of a particular series, to vote those dollar preference shares. There are currently no English or Scots laws, decrees, or regulations that would prevent the remittance of dividends or other payments on the dollar preference shares of any series to non-resident holders.

Dividends

     Non-cumulative preferential dividends on each series of dollar preference shares will be payable at the rate or rates and on the dates set out in the relevant prospectus supplement and will accrue from their date of issue.

     The Board of Directors or the committee is required to declare and pay in full dividends on each series of dollar preference shares on each dividend payment date, unless, in the opinion of the directors or the committee, payment of a dividend would breach or cause a breach of the capital adequacy requirements of the UK Financial Services Authority that apply at that time to us and/or any of our subsidiaries, or our distributable profits, after the payment in full, or the setting aside of a sum to provide for the payment in full, of all dividends stated to be payable on or before the relevant dividend payment date on the cumulative preference shares (and any arrears of dividends thereon), are insufficient to cover the payment in full of dividends on that series of dollar preference shares and dividends on any of our other shares stated to be payable on the same date as the dividends on that series and ranking equally as to dividends with the dollar preference shares of that series (including the payment in full of any arrears of dividends on any equally ranking cumulative preference shares then in issue). The UK Companies Act 1985 defines "distributable profits" as, in general terms, and subject to adjustment, accumulated realized profits less accumulated realized losses. If, in the opinion of the Board of Directors or a committee, the payment of any dividend on any series of dollar preference shares would breach or cause a breach of the Financial Services Authority's capital adequacy requirements, then we will not pay any dividend.

     If dividends are to be paid but our distributable profits are, in the opinion of the Board of Directors or a committee, insufficient to enable payments in respect of any series of dollar preference shares to be made in full, the Board of Directors or the committee will declare and pay dividends to the extent of any distributable profits on a pro rata basis so that the amount of dividends declared per share on the dollar preference shares of the series and other equally ranking preference shares will in all cases bear to each other the same ratio that accrued dividends per share on the dollar preference shares of the series and other equally ranking shares, including any arrears of dividends on any equally ranking cumulative preference shares then in issue, bear to each other. If any dividend or part of a dividend on any series of dollar preference shares is not payable for the reasons described above, the Board of Directors or a committee may, if applicable law permits, pay a special non-cumulative preferential dividend on the series of dollar preference shares at a rate not exceeding one US cent per share. However, under our Articles of Association, no dividend shall be payable in contravention of the special rights attaching to any of our shares.

     Dividends on the cumulative preference shares, including any arrears, are payable in priority to any dividends on any series of dollar preference shares, and as a result, we may not pay any dividend on any series of dollar preference shares unless we have declared and paid in full dividends on the cumulative preference shares, including any arrears.

     If we have not declared and paid in full the dividend stated to be payable on any series of dollar preference shares on the most recent dividend payment date, or if we have not set aside a sum to provide for payment in full, we may not declare or pay any dividends upon any dollar preference shares or any of our other shares that rank equally with or after that series of dollar preference shares as to dividends, and we may not set aside any sum to pay such dividends, unless, on the date of declaration, we set aside an amount equal to the dividend for the then-current dividend period payable on that series of dollar preference shares to provide for the payment in full of the dividend on that series of dollar preference shares on the next dividend payment date. If we have not declared and paid in full any dividend payable on any series of dollar preference shares on any dividend payment date, or if we have not set aside a sum to provide for payment in full, we may not redeem, purchase or otherwise acquire for any consideration any of our other shares and may not set aside any sum or establish any sinking fund to redeem, purchase or otherwise acquire them, until we have declared and paid in full dividends on that series of dollar preference shares in respect of successive dividend periods together aggregating no less than twelve months.

     In addition, if we have not declared and paid in full the dividend stated to be payable on any other series of dollar preference shares, or on any of our non-cumulative preference shares (including, but not limited to, any exchange preference shares or any series of non-cumulative dollar preference shares outstanding as of the date of this prospectus), or if we have not set aside a sum to provide for payment in full, then we may not declare or pay dividends on that series of dollar preference shares, and we may not set aside any sum for payment of dividends, unless, on the declaration date, we set aside an amount equal to the dividend on that other series of dollar preference shares or other non-cumulative preference shares for the then-current dividend period for payment in full on the next applicable dividend payment date, and we may not redeem, repurchase or otherwise acquire any dollar preference shares of that series until we have declared and paid in full dividends on that other series of dollar preference shares or other non-cumulative preference shares in respect of successive dividend periods together aggregating no less than twelve months.

     Dividends on the dollar preference shares of any series will be non-cumulative. If the Board of Directors or a committee does not pay a dividend or any part of a dividend when due on a dividend payment date in respect of any series of dollar preference shares because it is not required to do so, then holders of dollar preference shares of the applicable series will have no claim in respect of the non-payment and we will have no obligation to pay the dividend accrued for the dividend period or to pay any interest on the dividend, whether or not dividends on the dollar preference shares of the series are declared for any future dividend period. The holders of the dollar preference shares of any series will have no right to participate in our profits.

     Any dividend which has remained unclaimed for twelve years from the date when it became due shall, if the Board of Directors so resolves, be forfeited and shall revert to us.

     We will calculate the amount of dividends payable on the dollar preference shares of any series for each dividend period using the method determined by the Board of Directors or a committee before the shares are issued, except for any dividend period shorter than a full dividend period, for which the amount of dividend payable will be calculated on the basis of twelve 30-day months, a 360-day year and the actual number of days elapsed in the period.

     Dividends declared on the dollar preference shares of any series will be payable to the ADR depositary or the record holders as they appear on the register on the appropriate record dates, which will be the number of days before the relevant dividend payment dates that the Board of Directors or a committee determines before the allotment of the particular series. If applicable fiscal or other laws and regulations permit, each payment will be made, in the case of dollar preference shares of any series in bearer form, by dollar check drawn on, or by transfer to a dollar account maintained by the payee with, a bank in London or in The City of New York or, in the case of dollar preference shares of any series in registered form, by dollar check drawn on a bank in London or in The City of New York and mailed to the record holder at the holder's address as it appears on the register for the dollar preference shares. If any date on which dividends are payable on the dollar preference shares of any series is not a business day, then we will pay the dividend on the next business day, without any interest or other payment in respect of the delay, unless it falls in the next calendar month, in which case we will make the payment on the preceding business day. A "business day" is any day on which banks are open for business, and foreign exchange dealings may be conducted, in London and The City of New York.

Liquidation Rights

     If we are wound up or liquidated, whether or not voluntarily, the holders of the dollar preference shares of each series will be entitled to receive out of our surplus assets available for distribution to shareholders, after payment of arrears of dividends on the cumulative preference shares up to the date of payment, equally with the cumulative preference shares, the sterling preference shares, other non-cumulative preference shares, the non-cumulative convertible preference shares, the euro preference shares, the exchange preference shares and all of our other shares ranking equally with that series of dollar preference shares as regards participation in our surplus assets, a distribution in US dollars per dollar preference share equal to the liquidation value per share, together with an amount equal to dividends for the then current dividend period accrued to the date of payment, before any distribution or payment may be made to holders of our ordinary shares or any other class of our shares ranking after the dollar preference shares of that series. If the assets available for distribution are insufficient to pay in full the amounts payable with respect to the dollar preference shares of that series and any of our other preference shares ranking equally as to any such distribution with those dollar preference shares, the holders of those dollar preference shares and other preference shares will share ratably in any distribution of our surplus assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the dollar preference shares will have no right or claim to any of our surplus assets and will not be entitled to any further participation in surplus assets. If the holders of the dollar preference shares are entitled to any recovery with respect to the dollar preference shares in any winding-up or liquidation, they might not be entitled in such proceedings to a recovery in US dollars and might be entitled only to a recovery in pounds sterling.

Optional Redemption

     Unless the relevant prospectus supplement specifies otherwise, we may redeem the dollar preference shares of each series, at our option, in whole or in part from time to time, on any date later than five years after they are issued, in accordance with the notice period and at the redemption prices set forth in the prospectus supplement plus the dividends otherwise payable for the then-current dividend period accrued to the redemption date.

     Each notice of redemption will specify:

     o    the redemption date;

     o    the particular dollar preference shares of the series to be redeemed;

     o the redemption price, specifying the amount of the accrued but unpaid dividend per share to be included and stating that dividends shall cease to accrue on redemption; and

     o the place or places where holders may surrender documents of title and obtain payment of the redemption price.

     Our Articles of Association provide that no defect in the notice of redemption or in the giving of the notice will affect the validity of the redemption proceedings.

     If fewer than all of the outstanding dollar preference shares of a series are to be redeemed, our Articles of Association provide that, for the purposes of determining the particular dollar preference shares to be redeemed, we shall cause a drawing to be made in the presence of our independent auditors.

     If certain limitations contained in the Articles of Association, the special rights of any of our shares, and the provisions of applicable law permit, we may, at any time or from time to time, purchase outstanding dollar preference shares of any series by tender, available to all holders of those dollar preference shares, in the open market, or by private agreement, in each case upon the terms and conditions that the Board of Directors or a committee shall determine. Any dollar preference shares of any series that we purchase for our own account will pursuant to applicable law be treated as cancelled and will no longer be issued and outstanding.

     Under existing UK Financial Services Authority requirements, we may not redeem or purchase any dollar preference shares unless the UK Financial Services Authority consents in advance. The UK Financial Services Authority may impose conditions on any redemption or purchase.

Voting Rights

     The holders of the dollar preference shares of any series will not be entitled to receive notice of, attend or vote at any general meeting of our shareholders except as provided by applicable law or as described below.

     If any resolution is proposed for adoption by our shareholders varying or abrogating any of the rights attaching to the dollar preference shares of a particular series or proposing that we be wound up or liquidated, the holders of the outstanding dollar preference shares of the relevant series or, in the case of the proposal of a resolution for a winding-up or liquidation, the holders of outstanding dollar preference shares generally will be entitled to receive notice of and to attend the general meeting of shareholders at which the resolution is to be proposed and will be entitled to speak and vote on that resolution, but not on any other resolution. In addition, if, before any general meeting of shareholders, we have failed to pay in full the dividend payable on the dollar preference shares of a particular series for a number of dividend periods specified in the relevant prospectus supplement, the holders of the dollar preference shares of that series shall be entitled to receive notice of, attend, speak and vote at that meeting on all matters. In these circumstances only, the rights of the holders of dollar preference shares of that series to vote shall continue until we have resumed the payment in full of dividends on the dollar preference shares of that series for the number of dividend periods specified in the prospectus supplement. Holders of any series of dollar preference shares shall be entitled to receive notice of, attend, speak and vote at general meetings in other circumstances if the Board of Directors or a committee determine, as specified in the prospectus supplement.

     Whenever holders of dollar preference shares are entitled to vote at a general meeting of shareholders, on a show of hands each holder present in person shall have one vote and on a poll each holder present in person or by proxy shall have the number of votes for each dollar preference share of the relevant series that the Board of Directors or a committee determine, as specified in the relevant prospectus supplement.

     Our Articles of Association provide that all resolutions shall be decided on a show of hands unless, either before or on the declaration of the result of the vote taken on a show of hands, a poll is demanded by:

     o    the chairman of the meeting;

     o    not less than three shareholders present in person or by proxy;

     o    the ADR depositary;

     o a shareholder or shareholders, including holders of any series of dollar preference shares entitled to vote on the resolution, present in person or by proxy who represent at least 10% of the total voting rights of all shareholders entitled to vote on the resolution; or

     o a shareholder or shareholders present in person or by proxy and holding shares conferring a right to vote at the meeting on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all shares conferring that right.

     The holders, including holders of any series of dollar preference shares at a time when they have voting rights as a result of our having failed to pay dividends on the series for the number of dividend periods specified in the applicable prospectus supplement, of not less than 10% of the paid up capital that at the relevant date carries the right of voting at our general meetings are entitled to require our Board of Directors to convene an extraordinary general meeting. In addition, the holders of any series of dollar preference shares may have the right to vote separately as a class in certain circumstances as described below under the heading "Variation of Rights".

     At October 19, 2001, we had 2,853,453,750 ordinary shares outstanding. The dollar preference shares of any series will not limit our ability to issue additional ordinary shares.

Form and Denomination

     The dollar preference shares of any series will, when issued, be fully paid and, as such, will not be subject to a call for any additional payment. For each dollar preference share of each series issued, an amount equal to its nominal value will be credited to our issued share capital account and an amount equal to the difference between its issue price and its nominal value will be credited to our share premium account.

     The dollar preference shares of each series will be represented by a single certificate. If in registered form, the certificate will be issued to the ADR depositary and if in bearer form the certificate will be deposited with the ADR depositary under the ADR deposit agreement. We may consider the ADR depositary one holder of any series of dollar preference shares so deposited for all purposes. Unless the relevant prospectus supplement specifies otherwise, dollar preference shares of any series withdrawn from deposit under the ADR deposit agreement will be evidenced by share certificates in registered form without dividend coupons. If an ADR holder elects to receive share certificates in registered form, the share certificates will be delivered at the time of withdrawal. Unless the prospectus supplement specifies otherwise, the dollar preference shares of any series may not be withdrawn from deposit in bearer form.

     Title to dollar preference shares of any series in registered form will pass by transfer and registration on the register for the dollar preference shares of the series. Title to dollar preference shares of any series in bearer form, or to any dividend coupons appertaining to them, will pass by delivery of the relevant bearer share warrants or dividend coupons. If our Articles of Association and the limitations described in the following paragraph and in any relevant prospectus supplement permit, dollar preference shares of a particular series in bearer form will be exchangeable for the same number of dollar preference shares of the series in registered form upon surrender of the relevant bearer share warrants and all unmatured dividend coupons, if any, appertaining to them. Unless the prospectus supplement specifies otherwise, dollar preference shares of any series in registered form will not be exchangeable, in whole or in part, for dollar preference shares of such series in bearer form.

     Each exchange or registration of transfer of dollar preference shares of any series in registered form will be effected by entry on the register for the dollar preference shares of the series kept by our registrar at its office in the UK. See "-- Registrar and Paying Agent" below. Any exchange or registration of transfer will be effected without charge to the person requesting the exchange or registration, but the requesting person will be required to pay any related taxes, stamp duties or other governmental charges. The exchange of dollar preference shares of any series in bearer form for the dollar preference shares of such series in registered form will also be subject to applicable UK tax laws and regulations in effect at the time of the exchange. No exchange will be made unless any resulting taxes, stamp duties or other governmental charges have been paid to us.

Variation of Rights

     If applicable law permits, the rights attached to any series of dollar preference shares may be varied or abrogated only with the written consent of the holders of 75% in nominal value of the outstanding dollar preference shares of that series or with the sanction of an extraordinary resolution passed at a separate class meeting of the holders of the outstanding dollar preference shares of that series. An extraordinary resolution will be adopted if passed by a majority of 75% of those holders voting in person or by proxy at the meeting. The quorum required for any such class meeting will be two persons at least holding or representing by proxy one-third in nominal amount of the outstanding dollar preference shares of the particular series affected, except at any adjourned meeting, where any two holders present in person or by proxy will constitute a quorum.

     The written consent of the holders of 75% in nominal value of the outstanding dollar preference shares of a particular series or the sanction of an extraordinary resolution passed at a separate class meeting of holders of the outstanding dollar preference shares of the series will be required if our directors propose to authorize, create or increase the amount of any shares of any class or any security convertible into shares of any class ranking as regards rights to participate in our profits or assets, other than if we redeem or purchase the shares, in priority to the series of dollar preference shares.

     If we have paid the most recent dividend payable on the dollar preference shares of a particular series in full, the rights attached to that series will not be deemed to be varied by the creation or issue of any further series of dollar preference shares or of any sterling preference shares or of any other further shares ranking equally as regards participation in our profits or assets with or junior to the dollar preference shares of that series, whether carrying identical rights or different rights in any respect, including as to dividend, premium on a return of capital, redemption or conversion or denominated in dollars or any other currency.

Notices of Meetings

     We will cause a notice of any meeting at which holders of dollar preference shares of a particular series are entitled to vote to be mailed to each record holder of dollar preference shares of that series. Each such notice will state:

     o    the date of the meeting;

     o a description of any resolution to be proposed for adoption at the meeting on which those holders are entitled to vote; and

     o    instructions for the delivery of proxies.

     A holder of dollar preference shares of any series in registered form who is not registered with an address in the UK and who has not supplied an address within the UK to us for the purpose of notices is not entitled to receive notices of meetings. For a description of notices that we will give to the ADR depositary and that the ADR depositary will give to ADR holders, you should see "Where You Can Find More Information".

Governing Law

     The creation and issuance of the dollar preference shares of any series and the rights attached to them shall be governed by and construed in accordance with Scots law.

Registrar and Paying Agent

     Unless the relevant prospectus supplement specifies otherwise, Computershare Services PLC will act as registrar and paying agent for the dollar preference shares of each series. Computershare's current address is P.O. Box 435, Owen House, 8 Bankhead Crossway North, Edinburgh EH11 4BR, Scotland.

                  DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS

     The following is a summary of the general terms and provisions of the ADR deposit agreement under which the ADR depositary will issue the ADRs. The ADR deposit agreement is among us, The Bank of New York, as depositary, and all holders from time to time of ADRs issued under it. This summary does not purport to be complete. You should read the ADR deposit agreement, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. You may also read the ADR deposit agreement at the principal offices of The Bank of New York in The City of New York and London.

American Depositary Receipts

     ADRs will evidence ADSs of a particular series, which will represent dollar preference shares of a corresponding series. Unless the relevant prospectus supplement specifies otherwise, each ADS will represent one dollar preference share, or evidence of rights to secure one dollar preference share, deposited with the ADR depositary or the London branch of The Bank of New York, as custodian. An ADR may evidence any number of ADSs of the corresponding series.

Deposit and Withdrawal of Deposited Securities

     Upon receipt of dollar preference shares of a particular series or evidence of rights to receive dollar preference shares, and subject to the terms of the ADR deposit agreement, the ADR depositary will execute and deliver at its principal office, which is presently located at 101 Barclay Street, New York, New York 10286, to the person or persons specified by the depositor in writing upon payment of the fees, charges and taxes provided in the ADR deposit agreement, an ADR or ADRs registered in the name of that person or persons evidencing the number of ADSs of the series corresponding to the dollar preference shares of that series.

     Upon surrender of ADRs at the principal office of the ADR depositary and upon payment of the taxes, charges and fees provided in the ADR deposit agreement and subject to the terms of the ADR deposit agreement, an ADR holder is entitled to delivery to or upon its order, at the principal office of the ADR depositary or at the office of the custodian in London, of dollar preference shares of the relevant series in registered form in respect of the deposited dollar preference shares and any other documents of title evidenced by the surrendered ADRs. The forwarding of share certificates and other documents of title for delivery at the principal office of the ADR depositary will be at the risk and expense of the ADR holder.

     The ADR depositary will not deliver ADRs except upon receipt of dollar preference shares of the relevant series and will not deliver dollar preference shares of the relevant series except on receipt of ADRs issued under the ADR deposit agreement.

Dividends and Other Distributions

     The ADR depositary will distribute all cash dividends or other cash distributions that it receives in respect of deposited dollar preference shares of a particular series to ADR holders in proportion to their holdings of ADSs of the series representing the dollar preference shares. The cash amount distributed will be reduced by any amounts that we or the ADR depositary must withhold on account of taxes.

     If we make any distribution other than in cash in respect of any deposited dollar preference shares of a particular series, the ADR depositary will distribute the property received by it to ADR holders in proportion to their holdings of ADSs of the series representing the dollar preference shares. If a distribution that we make in respect of deposited dollar preference shares of a particular series consists of a dividend in, or free distribution of, dollar preference shares of the series, the ADR depositary may, if we approve, and will, if we request, distribute to ADR holders, in proportion to their holdings of ADSs of the series representing the dollar preference shares, additional ADRs for an aggregate number of ADSs of that series received as the dividend or free distribution. If the ADR depositary does not distribute additional ADRs, each ADS of that series will from then also represent the additional dollar preference shares of the corresponding series distributed in respect of the deposited dollar preference shares before the dividend or free distribution.

     If the ADR depositary determines that any distribution in property, other than cash or dollar preference shares of a particular series, cannot be made proportionately among ADR holders or if for any other reason, including any requirement that we or the ADR depositary withhold an amount on account of taxes, the ADR depositary deems that such a distribution is not feasible, the ADR depositary may dispose of all or a portion of the property in the amounts and in the manner, including by public or private sale, that it deems equitable and practicable, and it will distribute the net proceeds of any such sale or the balance of any such property after deduction of any taxes that we or the ADR depositary must withhold to ADR holders as in the case of a distribution received in cash.

Redemption of ADSs

     If we redeem any dollar preference shares of a particular series, the ADR depositary will redeem, from the amounts that it receives from the redemption of deposited dollar preference shares, a number of ADSs of the series representing those dollar preference shares which corresponds to the number of deposited dollar preference shares. The ADS redemption price will correspond to the redemption price per share payable with respect to the redeemed dollar preference shares. If we redeem less than all of the outstanding dollar preference shares of a particular series, the ADR depositary will select the ADSs of the corresponding series to be redeemed, either by lot or in proportion to the number of dollar preference shares represented. We must give our notice of redemption in respect of the dollar preference shares of a particular series to the ADR depositary, unless the relevant prospectus supplement specifies otherwise, not less than 30 nor more than 60 days before the redemption date and the ADR depositary will promptly deliver the notice to all holders of ADRs of the corresponding series.

Record Dates

     Whenever any dividend or other distribution becomes payable or shall be made in respect of dollar preference shares of a particular series, or any dollar preference shares of a particular series are to be redeemed, or the ADR depositary receives notice of any meeting at which holders of dollar preference shares of a particular series are entitled to vote, the ADR depositary will fix a record date for the determination of the ADR holders who are entitled to receive the dividend, distribution, amount in respect of redemption of ADSs of the corresponding series, or the net proceeds of their sale, or to give instructions for the exercise of voting rights at the meeting, subject to the provisions of the ADR deposit agreement.

Voting of the Underlying Deposited Securities

     Upon receipt of notice of any meeting at which holders of dollar preference shares of a particular series are entitled to vote, the ADR depositary will, as soon as practicable thereafter, mail to the record holders of ADRs of the corresponding series a notice which shall contain:

     o    a summary of the notice of meeting;

     o a statement that the record holders of ADRs at the close of business on a specified record date are entitled under the ADR deposit agreement, if applicable laws and regulations and our Articles of Association permit, to instruct the ADR depositary as to the exercise of the voting rights pertaining to the dollar preference shares of the series represented by their ADSs; and

     o a brief statement of how they may give instructions, including an express indication that they may instruct the ADR depositary to give a discretionary proxy to a designated member or members of our Board of Directors.

     The ADR depositary has agreed that it will try, if practicable, to vote or cause to be voted the dollar preference shares in accordance with any written nondiscretionary instructions of record holders of ADRs that it receives on or before the date set by the ADR depositary. The ADR depositary has agreed not to vote the dollar preference shares except in accordance with written instructions from the record holders of ADRs.

Inspection of Transfer Books

     The ADR depositary will keep books, at its transfer office in The City of New York, for the registration and transfer of ADRs that at all reasonable times will be open for inspection by ADR holders. However, this inspection may not be for the purpose of communicating with ADR holders in the interest of a business or object other than our business or a matter related to the ADR deposit agreement or the ADRs.

Reports and Notices

     The ADR depositary will make available at its principal office for inspection by ADR holders any reports and communications received from us that are both received by the ADR depositary as the holder of dollar preference shares of the applicable corresponding series and made generally available to the holders of those dollar preference shares by us, including our annual report and accounts. The ADR depositary will also mail copies of those reports to ADR holders when furnished by us as provided in the ADR deposit agreement.

     On or before the first date on which we give notice, by publication or otherwise, of any meeting at which holders of the dollar preference shares of a particular series are entitled to vote, or of any reconvening of any such adjourned meeting of holders, or of the taking of any action in respect of any cash or other distributions on or any redemption of dollar preference shares of a particular series, we shall transmit to the ADR depositary a copy of the notice in the form given or to be given to holders of the dollar preference shares. The ADR depositary will, at our expense, arrange for the prompt transmittal by the custodian to the ADR depositary of such notices, and, if we request in writing, arrange for the mailing, at our expense, of copies to all holders of ADRs evidencing ADSs of the corresponding series.

Amendment and Termination of the ADR Deposit Agreement

     The form of the ADRs evidencing ADSs of a particular series and any provisions of the ADR deposit agreement relating to those ADRs may at any time and from time to time be amended by agreement between us and the ADR depositary in any respect which we may deem necessary or desirable. Any amendment that imposes or increases any fees or charges, other than taxes and other governmental charges, or that otherwise prejudices any substantial existing right of holders of outstanding ADRs evidencing ADSs of a particular series, will not take effect as to any ADRs until 30 days after notice of the amendment has been given to the record holders of those ADRs. Every holder of any ADR at the time an amendment becomes effective, if it has been given notice, will be deemed by continuing to hold the ADR to consent and agree to the amendment and to be bound by the ADR deposit agreement or the ADR as amended. In no event may any amendment impair the right of any holder of ADRs to surrender ADRs and receive in return the dollar preference shares of the corresponding series and other property represented by the ADRs.

     Whenever we direct, the ADR depositary has agreed to terminate the ADR deposit agreement as to dollar preference shares of any and all series and the deposited securities, ADSs and ADRs of all corresponding series by mailing a termination notice to the record holders of all those outstanding ADRs at least 30 days before the date fixed in the notice for termination. The ADR depositary may likewise terminate the ADR deposit agreement as to dollar preference shares of any and all series and the deposited securities, ADSs and ADRs of all corresponding series by mailing a termination notice to us and the record holders of all those outstanding ADRs at any time 60 days after it has delivered to us a written notice of its election to resign, if a successor depositary has not been appointed and accepted its appointment as provided in the ADR deposit agreement. If any ADRs evidencing ADSs of a particular series remain outstanding after the date of any termination, the ADR depositary will then discontinue the registration of transfers of those ADRs, will suspend the distribution of dividends to holders and will not give any further notices or perform any further acts under the ADR deposit agreement with respect to those ADRs, except that it will continue to collect dividends and other distributions pertaining to the dollar preference shares of the corresponding series and any other property represented by those ADRs, and will continue the delivery of dollar preference shares of the corresponding series, together with any dividends or other distributions received with respect to them and the net proceeds of the sale of any property, in exchange for ADRs surrendered to it. At any time after two years from the date of termination of the ADR deposit agreement as to ADRs evidencing ADSs of a particular series, the ADR depositary may sell the dollar preference shares of the corresponding series and any other property represented by those ADRs and may hold the net proceeds, together with any other cash then held by it under the ADR deposit agreement in respect of those ADRs, without liability for interest, for the ratable benefit of the holders of ADRs that have not previously been surrendered.

Charges of ADR Depositary

     The ADR depositary will charge the party to whom it delivers ADRs against deposits, and the party surrendering ADRs for delivery of dollar preference shares of a particular series or other deposited securities, property and cash, $5 for each 100, or fraction of 100, ADSs evidenced by the ADRs issued or surrendered. We will pay all other charges of the ADR depositary and those of any registrar, co-transfer agent and co-registrar under the ADR deposit agreement, but, unless the relevant prospectus supplement with respect to a particular series of dollar preference shares or securities convertible into or exchangeable for dollar preference shares of any series states otherwise, we will not pay:

     o taxes, including UK stamp duty or UK stamp duty reserve tax, and other governmental charges;

     o any applicable share transfer or registration fees on deposits or withdrawals of dollar preference shares;

     o cable, telex, facsimile transmission and delivery charges which the ADR deposit agreement provides are at the expense of the holders of ADRs or persons depositing or withdrawing dollar preference shares of any series; or

     o expenses incurred or paid by the ADR depositary in any conversion of foreign currency into dollars.

     You will be responsible for any taxes or other governmental charges payable on your ADRs or on the deposited securities underlying your ADRs (including UK stamp duty or UK stamp duty reserve tax, but not stamp duty reserve tax arising on issue of the share warrant). The ADR depositary may refuse to transfer your ADRs or allow you to withdraw the deposited securities underlying your ADRs until such taxes or other charges are paid. The ADR depositary may withhold any dividends or other distributions, or may sell for the account of the holder any part or all of the deposited securities evidenced by the ADR, and may apply dividends or other distributions or the proceeds of any sale in payment of the tax or other governmental charge, with the ADR holder remaining liable for any deficiency.

General

     Neither the ADR depositary nor we will be liable to ADR holders if prevented or forbidden or delayed by any present or future law of any country or by any governmental authority, or by reason of any provision, present or future, of our Memorandum or Articles of Association, or any act of God or war or other circumstances beyond our control in performing our obligations under the ADR deposit agreement. The obligations of both of us under the ADR deposit agreement are expressly limited to performing our duties without gross negligence or bad faith.

     If any ADSs of a particular series are listed on one or more stock exchanges in the US, the ADR depositary will act as registrar or, if we request or with our approval, appoint a registrar or one or more co-registrars, for registration of the ADRs evidencing the ADSs in accordance with any exchange requirements. The registrars or co-registrars may be removed and a substitute or substitutes appointed by the ADR depositary if we request or with our approval.

     The ADRs evidencing ADSs of any series are transferable on the books of the ADR depositary. However, the ADR depositary may close the transfer books as to ADRs evidencing ADSs of a particular series at any time or from time to time when it deems it expedient to do so in connection with the performance of its duties or if we request. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADR evidencing ADSs of a particular series, or transfer and withdrawal of dollar preference shares of the corresponding series, the ADR depositary or the custodian may require the person presenting the ADR or depositing the dollar preference shares to pay a sum sufficient to reimburse it for any related tax or other governmental charge and any share transfer or registration fee and any applicable fees payable as provided in the ADR deposit agreement, and the ADR depositary may withhold any dividends or other distributions, or may sell for the account of the holder any part or all of the dollar preference shares evidenced by the ADR, and may apply dividends or other distributions or the proceeds of any sale in payment of the tax or other governmental charge, with the ADR holder remaining liable for any deficiency. Any person presenting dollar preference shares of any series for deposit or any holder of an ADR may be required from time to time to furnish the ADR depositary or the custodian with proof of citizenship or residence, exchange control approval, information relating to the registration on our books or registers or those maintained for us by the registrar for the dollar preference shares of that series, or other information, to execute certificates and to make representations and warranties that the ADR depositary or the custodian deems necessary or proper. Until those requirements have been satisfied, the ADR depositary may withhold the delivery or registration of transfer of any ADR or the distribution of any dividend or other distribution or proceeds of any sale or distribution. The delivery, transfer and surrender of ADRs of any series generally may be suspended during any period when the transfer books of the ADR depositary are closed or if we or the ADR depositary deem necessary or advisable at any time or from time to time because of any requirement of law or of any government or governmental authority, body or commission, or under any provision of the ADR deposit agreement or for any other reason, subject to the provisions of the following sentence. The surrender of outstanding ADRs of any series and withdrawal of deposited securities may only be suspended as a result of:

     o temporary delays caused by closing our transfer books or those of the ADR depositary or the deposit of dollar preference shares of the corresponding series in connection with voting at a shareholders' meeting or the payment of dividends;

     o    the non-payment of fees, taxes and similar charges; and

     o compliance with any US or foreign laws or governmental regulations relating to the ADRs of the series or to the withdrawal of the deposited securities.

     The ADR deposit agreement and the ADRs are governed by and construed in accordance with New York law.

                              PLAN OF DISTRIBUTION

     We may sell securities to or through underwriters or dealers and also may sell securities directly to other purchasers or through agents.

     The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the sale of securities, we may compensate underwriters in the form of discounts, concessions or commissions or in any other way that the applicable prospectus supplement describes. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions that we pay them and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation that we pay will be described, in the prospectus supplement.

     Under agreements which we may enter into, we may be required to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act.

     Unless a prospectus supplement specifies otherwise, we will not offer any securities or any investments representing securities, including ADSs or ADRs, of any series to the public in the UK. Unless otherwise specified in any agreement which we may enter into, underwriters, dealers and/or agents in relation to the distribution of securities or any investments representing securities, including ADSs or ADRs, of any series and subject to the terms of any such agreement, any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities, including ADSs or ADRs, of any series will represent and agree that:

     o it has not offered or sold and, prior to the expiry of the period of six months from the date of closing of each particular issue of securities, in respect of such securities it will not offer or sell any such securities or any investments representing such securities, including ADSs or ADRs, of such series to persons in the UK except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the UK within the meaning of the Public Offers of Securities Regulations 1995;

     o it has complied and will comply with all applicable provisions of the Financial Services Act 1986 (the "Act") (and, after they come into force, all applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA")) with respect to anything done by it in relation to the securities or any investments representing securities, including ADSs or ADRs, of such series in, from or otherwise involving the UK; and

     o (A) it has only issued or passed on and will only issue or pass on in the UK before the repeal of Section 57 of the Act, any document received by it in connection with the issue of the securities or any investments representing securities, including ADSs or ADRs, of such series to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on; and (B) after the repeal of Section 57 of the Act, it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue of the securities or any investments representing the securities (including ADSs or ADRs) (including without limitation the registration statement, the prospectus, any preliminary prospectus, any ADR registration statement or any ADR prospectus) in circumstances in which Section 21(1) of the FSMA does not apply to us.

     If securities of a particular series are not listed on a US national securities exchange, certain broker-dealers may make a market in those securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance that any broker-dealer will make a market in securities of any series or as to the liquidity of the trading market for those securities.

                                 LEGAL OPINIONS

     Our United States counsel, Davis Polk & Wardwell, will pass upon the validity of the debt securities. Our Scottish solicitors, Dundas & Wilson C.S., will pass upon the validity of the securities under Scots law. Our English solicitors, Freshfields Bruckhaus Deringer, will pass upon certain matters of English law relating to the issue and sale of the securities.

                                    EXPERTS

     The consolidated balance sheets as of December 31, 2000 and as of September 30, 1999 and the consolidated statements of income, changes in retained income and other reserves and cash flow statements for the year ended December 31, 2000, three months ended December 31, 1999 and years ended September 30, 1999 and 1998 are included in our 2000 Form 20-F incorporated by reference in this prospectus. In incorporating these financial statements, we have relied on the reports of Deloitte & Touche, independent chartered accountants, in 2000 and PricewaterhouseCoopers, independent chartered accountants, in 1999 and 1998, given upon the authority of those firms as experts in accounting and auditing. NatWest's consolidated balance sheet as of December 31, 1999 and the consolidated statements of income, changes in retained income and other reserves and cash flow statements for the years ended December 31, 1999 and 1998 are included in NatWest's 2000 Form 20-F incorporated by reference in this prospectus. In incorporating these financial statements, we have relied on the reports of Deloitte & Touche, independent chartered accountants, in 2000 and KPMG Audit Plc, independent chartered accountants, in 1999 and 1998, given upon the authority of those firms as experts in accounting and auditing.

                             EXPENSES OF THE ISSUE

     We will pay the following estimated expenses (not including underwriting discounts and commissions and expenses reimbursed by us) to be incurred in connection with the issuance and distribution of the securities registered under this registration statement. Other than the SEC registration fee, all of these expenses are estimated.

                                                                     Amount
                                                                   to be Paid
                                                                 --------------
   Securities and Exchange Commission registration fee.........  $    2,000,000
   Printing and engraving expenses.............................          50,000
   Legal fees and expenses (including Blue Sky Fees)...........         500,000
   Accountants' fees and expenses..............................         200,000
   Trustee's fees and expenses.................................          20,000
   Miscellaneous...............................................          10,000
                                                                 --------------
      Total....................................................  $    2,780,000
                                                                 ==============


                        ENFORCEMENT OF CIVIL LIABILITIES

     We are a public limited company incorporated in Great Britain and registered in Scotland. All but one of our directors and executive officers, and certain experts named in this prospectus, reside outside the United States. All or a substantial portion of our assets and the assets of those non-resident persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or those persons or to enforce against them judgments obtained in US courts predicated upon civil liability provisions of the federal securities laws of the United States. We have been advised by our Scottish solicitors, Dundas & Wilson C.S.

(as to Scots law), and our English solicitors, Freshfields Bruckhaus Deringer (as to English law), that, both in original actions and in actions for the enforcement of judgments of US courts, there is doubt as to whether civil liabilities predicated solely upon the US federal securities laws are enforceable in Scotland and England.

                      WHERE YOU CAN FIND MORE INFORMATION

Ongoing Reporting

     We file reports and other information with the SEC. You can read and copy these reports and other information at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. You can also read and copy these reports and other information at the SEC's New York regional office at the Woolworth Building, 233 Broadway, New York, New York, and at its Chicago regional office at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You can also read this material at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which certain of our securities are listed.

     We will provide the trustee for any debt securities and the ADR depositary for any dollar preference shares with our annual reports, which will include a description of operations, and our annual audited consolidated financial statements prepared in accordance with UK GAAP, together with a US GAAP reconciliation of consolidated net income and consolidated ordinary shareholders' equity. We will also provide any trustee or ADR depositary with interim reports that will include unaudited interim summary consolidated financial information prepared in accordance with UK GAAP and, if we choose, may contain a US GAAP reconciliation of consolidated net income and consolidated ordinary shareholders' equity. Upon receipt, the trustee or the ADR depositary will mail the reports to all record holders of the debt securities or dollar preference shares. In addition, we will provide the trustee or the ADR depositary with all notices of meetings at which holders of debt securities or dollar preference shares are entitled to vote, and all other reports and communications that are made generally available to holders of debt securities or dollar preference shares.

Registration Statement

     This prospectus is part of a registration statement that we filed with the SEC. As exhibits to the registration statement, we have also filed the indentures, the ADR deposit agreement and our Articles of Association. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information, you should refer to the registration statement. You can obtain the full registration statement from the SEC or from us.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information that we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus, and any information that we file with the SEC after the date of this prospectus will automatically be deemed to update and supersede this information.

     We incorporate by reference our Annual Report on Form 20-F for the fiscal year ended December 31, 2000 filed with the SEC on May 10, 2001, which we refer to as our "2000 Form 20-F" and our Interim Report for the six months ended June 30, 2001 furnished on Form 6-K on August 9, 2001. In addition, we incorporate by reference NatWest's Annual Report on Form 20-F for the fiscal year ended December 31, 2000 that has been filed with the SEC on June 29, 2001. We also incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 and certain Reports on Form 6-K, if they state that they are incorporated by reference into this prospectus, that we furnish to the SEC after the date of this prospectus and until we or any underwriters sell all of the securities.

     Upon written or oral request, we will provide free of charge a copy of any or all of the documents that we incorporate by reference into this prospectus, other than exhibits which are not specifically incorporated by reference into this prospectus. To obtain copies you should contact us at Citizens Financial Group, Inc., 28 State Street, Boston, Massachusetts 02109 USA; Attention:
Donald J. Barry, telephone (617) 725-5928.

                                    GLOSSARY

     Certain defined terms that are used in this prospectus are defined in the following glossary. These terms are defined as follows:

     "Additional Amounts" has the meaning set forth under "Description of Debt Securities -- Additional Amounts".

     "business day" means any day on which banks are open for business, and foreign exchange dealings may be conducted, in London and The City of New York.

     "Capital Security Default" has the meaning set forth under "Description of Debt Securities -- Events of Default and Defaults; Limitation of Remedies -- Capital Security Defaults".

      "Capital Security Payment Event" has the meaning set forth under "Description of Debt Securities - Events of Default and Defaults; Limitation of Remedies -- Capital Security Default".

     "Clearstream" means Clearstream Banking S.A.

     "committee" means a committee of the Board of Directors, see "Description of Dollar Preference Shares - General".

     "Deferred Payment Date" has the meaning set forth under "Description of Debt Securities -- Payments -- Subordinated Debt Securities".

     "discount securities" has the meaning set forth under "Description of Debt Securities -- General".

     "distributable profits" has the meaning set forth under "Description of Dollar Preference Shares - Dividends".

     "DTC" means The Depository Trust & Clearing Corporation.

     "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

     "Event of Default" has the meaning set forth under "Description of Debt Securities -- Events of Default and Defaults; Limitation of Remedies -- Events of Defaults".

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Missed Payments" has the meaning set forth under "Description of Debt Securities -- Payments -- Capital Securities".

     "SEC" means the U.S. Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Claims" has the meaning set forth under "Description of Debt Securities -- Subordination -- Capital Securities".

     "solvency condition" has the meaning set forth under "Description of Debt Securities -- Payments -- Capital Securities".

     "Subordinated Debt Security Default" has the meaning set forth under "Description of Debt Securities -- Events of Default and Defaults; Limitation of Remedies -- Subordinated Debt Security Defaults".

     "taxing jurisdiction" means the UK or any UK political subdivision or authority that has the power to tax.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers

     Except as hereinafter set forth, there is no provision of the Memorandum and Articles of Association of The Royal Bank of Scotland Group plc (the "Company") or any contract, arrangement or statute under which any director or officer of the Company is insured or indemnified in any manner against any liability that he may incur in his capacity as such.

     Article 169 of the Company's Articles of Association provides:

     "Subject to the provisions of and so far as may be consistent with the Statutes, every Director, Secretary or other officer of the Company, and, if the Directors so determine, an Auditor, shall be entitled to be indemnified out of the assets of the Company against all costs, charges, losses, expenses and liabilities incurred by him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee or Auditor of the Company and in which decree or judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application for relief from liability in respect of any such act or omission in which relief is granted to him by the Court."

     Section 310 of the Companies Act 1985 (as amended by Section 137 of the Companies Act 1989) provides:

     "(1) This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

     (2) Except as provided by the following subsection, any such provision is void.

     (3) This section does not prevent a company:

          (a) from purchasing and maintaining for any such officer or auditor insurance against any such liability, or

          (b) from indemnifying any such officer or auditor against any liability incurred by him:

               (i) in defending any proceedings (whether civil or criminal) in which judgment is given in his favor or he is acquitted, or

               (ii) in connection with any application under section 144(3) or
                    (4) (acquisition of shares by innocent nominee) or section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court."

     Section 727 of the Companies Act 1985 provides:

     "(1) If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that the court may relieve him, either wholly or partly, from his liability on such terms as it thinks fit.

     (2) If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

     (3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper."

     Any underwriters of securities registered on this registration statement will each agree, severally, to indemnify the Company's directors, the Company's officers who sign the registration statement and the Company's authorized representative in the United States from and against certain civil liabilities based on information relating to such underwriter furnished in writing by such underwriter expressly for use herein.

     The Company will agree to indemnify the Company's authorized representative in the United States from and against certain directors' and officers' liabilities.

     In addition, the Company has obtained directors' and officers' insurance coverage, which, subject to policy terms and limitations, includes coverage to reimburse the Company for amounts that it may be required or permitted by law to pay directors or officers of the Company and its consolidated subsidiaries.

Item 9. Exhibits

Number    Description
------    -----------
 1        Form of Underwriting Agreement.
 4.1 Form of Subordinated Debt Indenture between the Company and The Bank of New York, as Trustee.
 4.2 Form of Capital Security Indenture between the Company and The Bank of New York, as Trustee.
 4.3      Memorandum and Articles of Association of the Company, as amended.
 4.4 Amended and Restated Deposit Agreement among the Company, The Bank of New York and the holders from time to time of American Depositary Receipts issued thereunder, including the Form of the American Depositary Receipt.
 5.1 Opinion of Dundas & Wilson C.S., Scottish solicitors to the Company, as to the legality of the Dollar Preference Shares.
 5.2 Opinion of Freshfields, English solicitors to the Company, as to the legality of the subordination provisions of the Debt Securities.
 5.3 Opinion of Davis Polk & Wardwell, US counsel to the Company, as to the validity of the Debt Securities.
 23.1     Consent of Dundas & Wilson C.S. (included in Exhibit 5.1 above).
 23.2     Consent of Freshfields (included in Exhibit 5.2 above).
 23.3     Consent of Davis Polk & Wardwell (included in Exhibit 5.3 above).
 23.4     Consent of PricewaterhouseCoopers.
 23.5     Consent of KPMG Audit Plc.
 23.6     Consent of Deloitte & Touche.
 24       Powers of Attorney (included on signature page to the registration statement).
 25       Statement of eligibility of The Bank of New York, as Trustee, on Form T-1.
 99.1 Annual Report on Form 20-F of the Company for the fiscal year ended December 31, 2000 filed with the SEC on May 10, 2001.
 99.2 Interim Report on Form 6-K of the Company for the six months ended June 30, 2001 furnished to the SEC on August 9, 2001.
 99.3 Annual Report on Form 20-F of National Westminster Bank Plc for the fiscal year ended December 31, 2000 filed with the SEC on June 29, 2001.
-------------------------------------------------------------------------------


Item 10. Undertakings

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commissioner pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, (i) and (ii) above shall not apply if the information required is contained in periodic reports filed with or furnished to the Securities and Exchange Commission (the "Commission") pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F, or to incorporate such financial statements by reference to a report filed pursuant to the Exchange Act, at the start of any delayed offering or throughout a continuous offering.

     (5) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of the prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (6) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (7) For the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or l5(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by a final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Edinburgh, Scotland, on the 23 day of November, 2001.

                                    THE ROYAL BANK OF SCOTLAND GROUP plc


                                    By: /s/ Sir George Mathewson
                                       ----------------------------------------
                                       Sir George Mathewson
                                       Chairman


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Miller Roy McLean, Hew Campbell and Alan Wallace McKean and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement or any registration statement in connection herewith that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                         Title                     Date
           ---------                                         -----                     ----


 /s/ Sir George Mathewson
---------------------------------------                                              November 23, 2001
Sir George Mathewson                                      (Chairman)


/s/ Sir Angus Grossart
---------------------------------------                                              November 23, 2001
Sir Angus Grossart                                      (Vice-Chairman)


/s/ Sir Iain Vallance
---------------------------------------                                              November 23, 2001
Sir Iain Vallance                                       (Vice-Chairman)




           Signature                                         Title                     Date
           ---------                                         -----                     ----

/s/ Lawrence Kingsbaker Fish
---------------------------------------                                              November 23, 2001
Lawrence Kingsbaker Fish                                 (Director)


/s/ Frederick Anderson Goodwin
---------------------------------------                                              November 23, 2001
Frederick Anderson Goodwin                         (Director, Group Chief
                                               Executive and Principal Executive
                                                           Officer)


/s/ Norman Cardie McLuskie
---------------------------------------                                              November 23, 2001
Norman Cardie McLuskie                                   (Director)


/s/ Gordon Francis Pell
---------------------------------------                                              November 23, 2001
Gordon Francis Pell                                      (Director)


/s/ Iain Samuel Robertson
---------------------------------------                                              November 23, 2001
Iain Samuel Robertson                                    (Director)


/s/ Frederick Inglis Watt
---------------------------------------                                              November 23, 2001
Frederick Inglis Watt                           (Director, Principal Financial
                                                   and Accounting Officer)


/s/ Emilio Botin
---------------------------------------                                              November 23, 2001
Emilio Botin                                             (Director)


/s/ Juan Rodriguez Inciarte
---------------------------------------                                              November 23, 2001
Juan Rodriguez Inciarte                                  (Director)


/s/ Eileen Alison Mackay
---------------------------------------                                              November 23, 2001
Eileen Alison Mackay                                     (Director)


/s/ Cameron McLatchie
---------------------------------------                                              November 23, 2001
Cameron McLatchie                                        (Director)


/s/ Steve Robson
---------------------------------------                                              November 23, 2001
Steve Robson                                             (Director)


/s/ Robert Avisson Scott
---------------------------------------                                              November 23, 2001
Robert Avisson Scott                                     (Director)


/s/ Charles Murray Stuart
---------------------------------------                                              November 23, 2001
Charles Murray Stuart                                    (Director)




           Signature                                         Title                     Date
           ---------                                         -----                     ----


/s/ Peter Denis Sutherland
---------------------------------------                                              November 23, 2001
Peter Denis Sutherland                                   (Director)


/s/ William Moore Wilson
---------------------------------------                                              November 23, 2001
William Moore Wilson                                     (Director)


/s/ Donald Barry
---------------------------------------                                              November 23, 2001
Donald Barry                                  (Authorized US Representative)

                                 EXHIBIT INDEX

Number    Description
------    -----------
 1        Form of Underwriting Agreement.
 4.1 Form of Subordinated Debt Indenture between the Company and The Bank of New York, as Trustee.
 4.2 Form of Capital Security Indenture between the Company and The Bank of New York, as Trustee.
 4.3      Memorandum and Articles of Association of the Company, as amended.
 4.4 Amended and Restated Deposit Agreement among the Company, The Bank of New York and the holders from time to time of American Depositary Receipts issued thereunder, including the Form of the American Depositary Receipt.
 5.1 Opinion of Dundas & Wilson C.S., Scottish solicitors to the Company, as to the legality of the Dollar Preference Shares.
 5.2 Opinion of Freshfields, English solicitors to the Company, as to the legality of the subordination provisions of the Debt Securities.
 5.3 Opinion of Davis Polk & Wardwell, US counsel to the Company, as to the validity of the Debt Securities.
 23.1     Consent of Dundas & Wilson C.S. (included in Exhibit 5.1 above).
 23.2     Consent of Freshfields (included in Exhibit 5.2 above).
 23.3     Consent of Davis Polk & Wardwell (included in Exhibit 5.3 above).
 23.4     Consent of PricewaterhouseCoopers.
 23.5     Consent of KPMG Audit Plc.
 23.6     Consent of Deloitte & Touche.
 24 Powers of Attorney (included on signature page to the registration statement).
 25 Statement of eligibility of The Bank of New York, as Trustee, on Form T-1.
 99.1 Annual Report on Form 20-F of the Company for the fiscal year ended December 31, 2000 filed with the SEC on May 10, 2001.
 99.2 Interim Report on Form 6-K of the Company for the six months ended June 30, 2001 furnished to the SEC on August 9, 2001.
 99.3 Annual Report on Form 20-F of National Westminster Bank Plc for the fiscal year ended December 31, 2000 filed with the SEC on June 29, 2001.

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